MICRON ENVIRO SYSTEMS, INC.

(“Micron”)

1205-789 West Pender Street

Vancouver, BC

Canada V6C 1H2

Tel: (604) 646-6903

March 15, 2007

MENV—OTCBB  USA

NDDA—Frankfurt Stock Exchange Symbol

A0J3PY—WKN # Frankfurt Stock Exchange

Representatives at Major European Investor Conference

Micron Enviro Systems, Inc. (OTCBB: MENV) (Frankfurt Stock Exchange: NDDA --- WKN:A0J3PY---ISIN: US59510E2072) ("Micron" or the “Company”) is pleased to announce that Micron representatives will be featured at one of the largest  investment conferences in Germany, held in Stuttgart on March 16th to 18th.  Attendance at this conference is part of the new European marketing campaign now initiated by Micron.  Management welcomes all current and potential new shareholders to meet Micron representatives at the conference.

Bernard McDougall, Micron’s president stated, “Attendance at this major European investor conference will enable current and potential individual and institutional shareholders to meet the Company’s representatives face to face.  Micron is already one of the most active stocks listed on the Frankfurt Stock Exchange and management feels that attendance at investor conferences is one of the most effective ways to explain Micron’s exciting story in person to new potential investors.  This conference is occurring at a time of substantial growth for Micron and the board is very optimistic that this show will create a vast new audience for Micron as it continues to grow its significant oil sands assets.”

Micron is an emerging oil and gas company that now has exposure to seven separate leases consisting of interests in 20.5 gross sections (13,120 acres) in the Oil Sands of Alberta, Canada, which is one of the largest oil producing regions in the world.  Micron also has minor production from multiple conventional oil and gas wells throughout North America. A recent third party independent report stated that there is potentially $3.7 billion (gross contingent estimate) worth of oil reserves on the total acreage in which Micron has an interest in. Micron's goal is to become a junior oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. Micron continues to look for additional projects that would contribute to building Micron's market capitalization, including additional Oil Sands projects. At this time, Micron is one of, if not the smallest, market capitalized company with multiple leases (seven) and now has positive operations underway in this world-class oil and gas producing region.  This is quite an enviable position for a company of Micron’s modest market capitalization, and therefore Micron offers tremendous leverage to one of the world’s largest oil resources.  Please visit the Company’s website for detailed maps of the locations of Micron’s prospects at www.micronenviro.com

If you have any questions, please call Micron at (604) 646-6903. If you would like to be added to Micron's update email list, please send an email to info@micronenviro.com requesting to be added.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. A contingent resource is defined as those quantities of petroleum which are estimated, on a given date, to be potentially recoverable from known accumulations, but which are not currently considered to be commercially recoverable. The independent report referred to in this news release is not NI 51-101 compliant. You should independently investigate and fully understand all risks before making investment decisions. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bernard McDougall

Micron Enviro Systems, Inc.

ir@micronenviro.com

TEL: (604) 646-6903

Fax:  (604) 689-1733

www.micronenviro.com